FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Jennifer Martinez, 312/822-5167	James Anderson, 312/822-7757
Sarah Pang, 312/822-6394	Derek Smith, 312/822-6612
David Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES THIRD QUARTER 2014 RESULTS

•	NET OPERATING INCOME OF $182 MILLION, INCLUDING $34 MILLION CHARGE RELATED TO THE PREVIOUSLY ANNOUNCED ANNUITY REINSURANCE TRANSACTION

•	NOI OF $0.68 PER SHARE; ADJUSTED NOI OF $0.80 PER SHARE

•	P&C COMBINED RATIO EX CATS AND DEVELOPMENT OF 96.2%; 96.6% YEAR TO DATE

•	BOOK VALUE PER SHARE OF $48.28

•	QUARTERLY DIVIDEND OF $0.25 PER SHARE
CHICAGO, November 3, 2014 --- CNA Financial Corporation (NYSE: CNA) today announced third quarter 2014 results, which included net operating income of $182 million, or $0.68 per share, and net income of $213 million, or $0.79 per share. Property & Casualty Operations' combined ratio for the third quarter was 96.1%, or 96.2% excluding catastrophes and development.
CNA Financial also declared a quarterly dividend of $0.25 per share, payable December 3, 2014 to stockholders of record on November 17, 2014.

	Results for the Three Months Ended September 30 (a)		Results for the Nine Months Ended September 30 (a)
($ millions, except per share data)	2014	2013	2014	2013
Net operating income	$182	$271	$644	$695
Income (loss) from discontinued operations, net of tax	4	1	(197)	14
Net income	213	272	493	716

Net operating income per diluted share	$0.68	$1.00	$2.38	$2.57
Net income per diluted share	0.79	1.01	1.82	2.65

	September 30, 2014		December 31, 2013
Book value per share	$48.28		$46.91
Book value per share excluding AOCI	$45.42		$45.26

(a)
Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer to Note O in the Consolidated Financial Statements within CNA's Annual Report on Form 10-K for the year ended December 31, 2013 for further discussion of this measure.

Property & Casualty Operations' net operating income was $241 million for the third quarter of 2014 as compared with $330 million in the prior year quarter. This decline is due to lower net investment income and lower favorable net prior year development. After-tax catastrophe losses were $10 million for the three months ended September 30, 2014, primarily due to U.S. weather-related events, as compared with $28 million for the same period in 2013.
Our non-core segments produced a net operating loss of $59 million in the third quarter of 2014, unchanged from the prior year quarter. The current year period included a $34 million after-tax loss on an annuity coinsurance transaction related to the August 1, 2014 sale of Continental Assurance Company, as well as improved results in our long term care business and a reduction in the allowance for uncollectible reinsurance receivables.
After-tax net investment income decreased to $346 million for the third quarter of 2014 as compared with $386 million in the prior year quarter, reflecting reduced limited partnership returns.
Net realized investment gains increased $27 million for the third quarter of 2014 as compared with the prior year quarter, driven by higher net realized investment gains on sales of securities.

Property & Casualty Operations
"Our year to date underlying loss ratios for both Specialty and Commercial continue to show improvement compared with full year 2013," said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. "We remain focused on our strategy to provide our customers deep, industry-focused expertise and to drive underwriting margin improvement while accepting the tradeoff of growth."

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2014	2013	2014	2013
Net written premiums	$1,560	$1,619	$4,981	$5,115
NWP Growth (% year over year)	(4)%	2%	(3)%	6%
Net operating income	$241	$330	$696	$845

Loss ratio excluding catastrophes and development	62.9%	62.8%	63.2%	64.7%
Effect of catastrophe impacts	1.0	2.5	3.0	3.0
Effect of development-related items	(1.1)	(4.4)	0.1	(2.1)
Loss ratio	62.8%	60.9%	66.3%	65.6%

Combined ratio	96.1%	94.0%	99.7%	99.0%
Combined ratio excluding catastrophes and development	96.2%	95.9%	96.6%	98.1%

Business Operating Highlights
CNA Specialty

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2014	2013	2014	2013
Net written premiums	$766	$778	$2,304	$2,337
NWP Growth (% year over year)	(2)%	8%	(1)%	6%
Net operating income	$192	$187	$508	$475

Loss ratio excluding catastrophes and development	61.6%	63.8%	62.6%	65.5%
Effect of catastrophe impacts	0.6	1.7	0.9	0.9
Effect of development-related items	(10.8)	(9.9)	(6.4)	(6.3)
Loss ratio	51.4%	55.6%	57.1%	60.1%

Combined ratio	81.6%	85.3%	87.4%	90.1%
Combined ratio excluding catastrophes and development	91.8%	93.5%	92.9%	95.5%

•
Net operating income increased $5 million for the three months ended September 30, 2014 as compared with the same period in 2013. This increase was driven by improved underwriting results, partially offset by lower net investment income.

•
The combined ratio decreased 3.7 points for the three months ended September 30, 2014 as compared with the same period in 2013. The loss ratio decreased 4.2 points, primarily due to an improved current accident year loss ratio, including lower catastrophe losses, and increased favorable net prior year development. Catastrophe losses were $5 million, or 0.6 points of the loss ratio, for the three months ended September 30, 2014, as compared with $13 million, or 1.7 points of the loss ratio, for the three months ended September 30, 2013.

•
Net written premiums for the three months ended September 30, 2014 were down slightly as compared with the same period in 2013. Average rate increased 3% for the three months ended September 30, 2014, as compared with an increase of 6% for the three months ended September 30, 2013 for the policies that renewed in each period. Retention of 84% and 85% was achieved in each respective period.

CNA Commercial

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2014	2013	2014	2013
Net written premiums	$709	$760	$2,387	$2,504
NWP Growth (% year over year)	(7)%	(6)%	(5)%	(2)%
Net operating income	$64	$131	$201	$368

Loss ratio excluding catastrophes and development	64.0%	64.2%	65.2%	66.3%
Effect of catastrophe impacts	1.9	2.9	5.0	4.8
Effect of development-related items	7.5	0.8	6.2	1.0
Loss ratio	73.4%	67.9%	76.4%	72.1%

Combined ratio	108.3%	103.0%	111.0%	107.2%
Combined ratio excluding catastrophes and development	98.9%	99.3%	99.8%	101.4%

•
Net operating income decreased $67 million for the three months ended September 30, 2014 as compared with the same period in 2013. This decrease was due to lower net investment income and higher unfavorable net prior year development.

•
The combined ratio increased 5.3 points for the three months ended September 30, 2014 as compared with the same period in 2013. The loss ratio increased 5.5 points, primarily due to higher unfavorable net prior year development. Catastrophe losses were $15 million, or 1.9 points of the loss ratio, for the three months ended September 30, 2014, as compared with $24 million, or 2.9 points of the loss ratio, for the three months ended September 30, 2013.

•
Net written premiums decreased $51 million for the three months ended September 30, 2014 as compared with the same period in 2013, driven by a decreased level of new business and underwriting actions taken in certain business classes, partially offset by continued rate increases. Average rate increased 4% for the three months ended September 30, 2014, as compared with an increase of 8% for the three months ended September 30, 2013 for the policies that renewed in each period. Retention of 74% and 72% was achieved in each respective period.

Hardy

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2014	2013	2014	2013
Net written premiums	$85	$81	$290	$274
NWP growth (% year over year)	5%	45%	6%	N/M
Net operating income (loss)	$(15)	$12	$(13)	$2

Loss ratio excluding catastrophes and development	65.0%	40.0%	51.7%	41.0%
Effect of catastrophe impacts	(3.4)	5.4	1.4	2.0
Effect of development-related items	4.1	(4.9)	—	4.3
Loss ratio	65.7%	40.5%	53.1%	47.3%

Combined ratio	112.9%	85.1%	100.5%	95.4%
Combined ratio excluding catastrophes and development	112.2%	84.6%	99.1%	89.1%

•	Net operating results decreased $27 million for the three months ended September 30, 2014 as compared with the same period in 2013, primarily due to underwriting results.

•
The combined ratio increased 27.8 points for the three months ended September 30, 2014 as compared with the same period in 2013. The loss ratio increased 25.2 points driven by several large aviation losses and higher than expected underlying losses in the current accident year. The expense ratio increased 2.6 points driven by costs related to moving to a service company operating model, including real estate costs, as well as the effect of foreign currency exchange rates.

•
Net written premiums for the three months ended September 30, 2014 were largely consistent with the same period in 2013. Average rate decreased 6% for the three months ended September 30, 2014, as compared with a decrease of 4% for the three months ended September 30, 2013 for the policies that renewed in each period. Retention of 67% and 76% was achieved in each respective period.

Life & Group Non-Core

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2014	2013	2014	2013
Operating revenues	$313	$303	$948	$912
Total claims, benefits and expenses	395	383	1,081	1,108
Net operating income (loss)	(42)	(33)	(35)	(80)

•
Net operating loss increased $9 million for the three months ended September 30, 2014 as compared with the same period in 2013, primarily driven by a $34 million after-tax loss on a coinsurance transaction, partially offset by improved results in our long term care business. Our long term care business was favorably affected by morbidity, rate increase actions and higher net investment income.

Corporate & Other Non-Core

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2014	2013	2014	2013
Operating revenues	$6	$11	$22	$30
Total claims, benefits and expenses	35	53	50	138
Net operating income (loss)	(17)	(26)	(17)	(70)

•
Net results improved $9 million for the three months ended September 30, 2014 as compared with the same period in 2013, primarily driven by a reduction in the allowance for uncollectible reinsurance receivables arising from a change in estimate. Results also included higher interest expense from a new debt issuance in February 2014, in advance of the December 2014 maturity of our existing debt.

Net Operating Income (Loss)

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2014	2013	2014	2013
CNA Specialty	$192	$187	$508	$475
CNA Commercial	64	131	201	368
Hardy	(15)	12	(13)	2
Total P&C Operations	241	330	696	845
Life & Group Non-Core	(42)	(33)	(35)	(80)
Corporate & Other Non-Core	(17)	(26)	(17)	(70)
Total	$182	$271	$644	$695
Net Income (Loss)

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2014	2013	2014	2013
CNA Specialty	$194	$188	$515	$474
CNA Commercial	68	132	207	364
Hardy	(15)	13	(14)	4
Total P&C Operations	247	333	708	842
Life & Group Non-Core	(21)	(36)	(7)	(76)
Corporate & Other Non-Core	(17)	(26)	(11)	(64)
Discontinued Operations	4	1	(197)	14
Total	$213	$272	$493	$716
Property & Casualty Operations Gross Written Premiums

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2014	2013	2014	2013
CNA Specialty	$1,472	$1,368	$4,347	$3,980
CNA Commercial	750	805	2,515	2,715
Hardy	98	105	362	359
Total P&C Operations	$2,320	$2,278	$7,224	$7,054
Property & Casualty Operations Net Written Premiums

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2014	2013	2014	2013
CNA Specialty	$766	$778	$2,304	$2,337
CNA Commercial	709	760	2,387	2,504
Hardy	85	81	290	274
Total P&C Operations	$1,560	$1,619	$4,981	$5,115

About the Company
Serving businesses and professionals since 1897, CNA is the country's eighth largest commercial insurance writer and the 13th largest property and casualty company.  CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. “CNA” is a service mark registered by CNA Financial Corporation with the United States Patent and Trademark Office. Certain CNA Financial Corporation subsidiaries use the “CNA” service mark in connection with insurance underwriting and claims activities.
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 587-0615, or for international callers, (719) 457-2645. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details. A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through November 10, 2014 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 6028059. The replay will also be available on CNA's website. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
Definition of Reported Segments
CNA Specialty provides professional and management liability, surety and other property and casualty coverages and services, which include warranty and service contracts. Specialty products are sold both domestically and abroad, through brokers, independent agencies and managing general underwriters.
CNA Commercial works with an independent agency distribution system and brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations domestically and abroad.
Hardy, through Lloyd's Syndicate 382, underwrites primarily short-tail exposures in marine and aviation, non-marine property, specialty lines and property treaty reinsurance.
Life & Group Non-Core primarily includes the results of the individual and group long term care business, as well as closed blocks of structured settlement liabilities, group accident and health reinsurance and life settlement contracts.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution.
Financial Measures
In the evaluation of the results of CNA Specialty, CNA Commercial and Hardy, management utilizes the loss ratio, the expense ratio, the dividend ratio and the combined ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.
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